SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



                       DATE OF REPORT - SEPTEMBER 29, 1998
                       -----------------------------------
                        (Date of Earliest Event Reported)

                           COMMODORE HOLDINGS LIMITED
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             (Exact name of registrant as specified in its charter)

                                     BERMUDA
                            ------------------------
                            (State of Incorporation)

      0-22908                                                        N/A
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(Commission File No.)                                         (I.R.S. Employer
                                                             Identification No.)

  4000 HOLLYWOOD BOULEVARD, SUITE 385-S, SOUTH TOWER, HOLLYWOOD, FLORIDA 33021
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               (Address of Principal Executive Offices) (Zip Code)

                                 (954) 967-2100
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              (Registrant's telephone number, including area code)


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ITEM 5.           OTHER EVENTS

         ADOPTION OF STOCKHOLDER RIGHTS PLAN

         On September 29, 1998, the Board of Directors of the Company declared a dividend of one Common Stock Purchase Right (the "Right(s)") for each outstanding share of Common Stock, par value $.01 per share (the "Common Stock"), of the Company. The dividend is payable as of November 2, 1998 to stockholders of record on that date. Each Right entitles the registered holder to purchase from the Company one share of Common Stock at a per share price of $28.34 (the "Exercise Price"), subject to certain adjustments. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and American Stock Transfer and Trust Company, as Rights Agent (the "Rights Agent"), dated as of September 29, 1998.

         Initially the Rights will not be exercisable, certificates will not be sent to stockholders, and the Rights will automatically trade with the Common Stock.

         The Rights, unless earlier redeemed by the Board of Directors, become exercisable upon the close of business on the day (the "Distribution Date") which is the earlier of (i) the tenth day following a public announcement that a person or group of affiliated or associated persons, with certain exceptions set forth below, has acquired beneficial ownership of 15% or more of the outstanding voting stock of the Company (an "Acquiring Person") and (ii) the tenth business day (or such later date as may be determined by the Board of Directors and the Continuing Directors (as defined in the Rights Agreement) prior to such time as any person or group of affiliated or associated persons becomes an Acquiring Person) after the date of the commencement or announcement of a person's or group's intention to commence a tender or exchange offer the consummation of which would result in the ownership of 30% or more of the Company's outstanding voting stock (even if no shares are actually purchased pursuant to such offer); prior thereto, the Rights would not be exercisable, would not be represented by a separate certificate, and would not be transferable apart from the Company's Common Stock, but will instead be evidenced, with respect to any of the Common Stock certificates outstanding as of November 2, 1998, by such Common Stock certificate with a copy of a Summary of Rights attached thereto. An Acquiring Person does not include (A) the Company, (B) any subsidiary of the Company,
(C)any employee benefit plan or employee stock plan of the Company or of any subsidiary of the Company, or any trust or other entity organized, appointed, established or holding Common Stock for or pursuant to the terms of any such plan, or (D) any person or group whose ownership of 15% or more of the shares of voting stock of the Company then outstanding results solely from (i) any action or transaction or transactions approved by the Board of Directors before such person or group became an Acquiring Person or (ii) a reduction in the number of issued and outstanding shares of voting stock of the Company pursuant to a transaction or transactions approved by the Board of Directors (provided that any person or group that does not become an Acquiring Person by reason of clause
(i) or (ii) above shall become an Acquiring Person upon acquisition of an additional 1% of the Company's voting stock unless such acquisition of additional voting stock will not result in such person or group becoming an Acquiring Person by reason of such clause (i) or (ii)) or (E) any person who, as of November 1, 1997, together with all affiliates and associates of such person, was the beneficial owner of 15% or more of the voting stock of the Company outstanding as of such date; provided, however, that any person described in this clause (E) shall no longer be an exempt


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person and shall become an Acquiring Person if such person, together with all affiliates and associates of such person, after November 1, 1997 acquires beneficial ownership of an additional 5% or more of the voting stock (unless such acquisition is pursuant to a transaction described in clause (D)(i) or
(D)(ii) above).

         Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued after November 2, 1998 will contain a legend incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any of the Company's Common Stock certificates outstanding as of November 2, 1998 with or without a copy of the Summary of Rights attached, will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Company's Common Stock as of the close of business on the Distribution Date and such separate certificates alone will evidence the Rights from and after the Distribution Date.

         The Rights are not exercisable until the Distribution Date. The Rights will expire at the close of business on November 2, 2008 (the "Final Expiration Date"), unless earlier redeemed by the Company as described below.

         The number of shares of Common Stock issuable upon exercise of the Rights is subject to certain adjustments from time to time in the event of a stock dividend on, or a subdivision or combination of, the Common Stock. The Exercise Price for the Rights is subject to adjustment in the event of extraordinary distributions of cash or other property to holders of Common Stock.

         Unless the Rights are earlier redeemed, in the event that, after the time that the Rights become exercisable, the Company were to be acquired in a merger or other business combination (in which any shares of the Company's Common Stock are changed into or exchanged for other securities or assets) or more than 50% of the assets or earning power of the Company and its subsidiaries (taken as a whole) were to be sold or transferred in one or a series of related transactions, the Rights Agreement provides that proper provisions will be made so that each holder of record of a Right will from and after such date have the right to receive, upon payment of the Exercise Price, that number of shares of common stock of the acquiring company having a market value at the time of such transaction equal to two times the Exercise Price. In addition, unless the Rights are earlier redeemed, if a person or group becomes an Acquiring Person, the Rights Agreement provides that each holder of record of a Right, other than the Acquiring Person (whose Rights will thereupon become null and void), will thereafter have the right to receive, upon payment of the Exercise Price, that number of shares of the Company's Common Stock having a market value at the time of the transaction equal to two times the Exercise Price.

         Fractions of shares of Common Stock may, at the election of the Company, be evidenced by depositary receipts. The Company may also issue cash in lieu of fractional shares.

         At any time on or prior to (i) the close of business on the tenth day after the time that a person has become an Acquiring Person (subject to extension by the Company in certain instances) (the "Stock Acquisition Date"), or (ii) the Final Expiration Date, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"). The Rights


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may be redeemed after the time that any person has become an Acquiring Person only if approved by a majority of the Continuing Directors. Immediately upon the effective time of the action of the Board of Directors of the Company authorizing redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of the Rights will be to receive the Redemption Price. Notwithstanding the foregoing, following the Stock Acquisition Date, the Company may reinstate the ability to redeem the Rights upon a majority vote of the Continuing Directors if (a) an Acquiring Person transfers or otherwise disposes of such number of shares of Common Stock, the occurrence of which makes such person the beneficial owner of 10% or less of the Company's Common Stock, and (b) there are no other persons immediately following the occurrence of the event described in (a) above who are Acquiring Persons.

         For as long as the Rights are then redeemable, the Company may, except with respect to the Redemption Price or the Final Expiration Date, amend the Rights in any manner, including an amendment to extend the time period in which the Rights may be redeemed. At any time when the Rights are not then redeemable, the Company may amend the Rights in any manner that does not materially adversely affect the interests of holders of the Rights as such. Amendments to the Rights Agreement from and after the time that any person becomes an Acquiring Person requires the approval of a majority of the Continuing Directors (as provided in the Rights Agreement).

         Until a Right is exercised, the holder, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

         The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group who attempts to acquire the Company on terms not approved by the Company's Board of Directors. The Rights should not interfere with any merger or other business combination approved by the Board since they may be redeemed by the Company at $.01 per Right at any time until the close of business on the tenth day (or such later date as described above) after a person or group has obtained beneficial ownership of 15% or more of the voting stock.

         The form of the Rights Agreement between the Company and American Stock Transfer and Trust Company, as rights agent, specifying the terms of the Rights, which includes as Exhibit A the form of Summary of Rights to Purchase Common Stock and as Exhibit B the form of Rights Certificate, is attached hereto as an exhibit and incorporated herein by reference. The foregoing description of the Rights is qualified by reference to the Rights Agreement.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits.

                  1. Rights Agreement, dated as of September 29, 1998 between Commodore Holdings Limited and American Stock Transfer and Trust Company, as Rights Agent.

                  2. Press Release, dated October 5, 1998.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 19, 1998

                                           COMMODORE HOLDINGS LIMITED

                                           By: /s/ JEFFREY I. BINDER
                                              ----------------------------------
                                                    Jeffrey I. Binder,
                                                    Chairman of the Board


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                                 EXHIBIT INDEX


EXHIBIT                                DESCRIPTION
-------                                -----------

   1. Rights Agreement, dated as of September 29, 1998 between Commodore Holdings Limited and American Stock Transfer and Trust Company, as Rights Agent.

   2.         Press Release, dated October 5, 1998.